                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ X ]

Check the  appropriate box:

     [ ]   Preliminary Proxy Statement

     [ ]   Confidential,  for Use of the  Commission  Only (as permitted by Rule
           14a-6(e)(2))

     [ ]   Definitive Proxy Statement

     [X]   Definitive Additional Materials

     [ ]   Soliciting Material Under Rule 14a-12

                            WHITEHALL JEWELLERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                              JWL ACQUISITION CORP.
                                 MARK E. SCHWARZ
                                 STEVEN J. PULLY
                                 JOHN P. MURRAY
                                 MARK A. FORMAN
                               CLINTON J. COLEMAN
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         (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.

     [ ]   Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
           0-11.

     (1)   Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

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     (3)   Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)   Proposed maximum aggregate value of transaction:

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     (5)   Total fee paid:

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     [ ]   Fee paid previously with preliminary materials:

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     [ ]   Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1)   Amount previously paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (3)   Filing Party:

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     (4)   Date Filed:

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the definitive filing with the SEC of a proxy statement and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 19, 2006.

         Item 1: On January  10,  2006,  Newcastle  issued  the  following  press release.

NEWS RELEASE

PRESS RELEASE                                                  [GRAPHIC OMITTED]

CONTACTS:
Daniel H. Burch (212)-929-5748
Jeanne M. Carr (212)-929-5916
MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:
---------------------

          ISS RECOMMENDS WHITEHALL JEWELLERS' SHAREHOLDERS VOTE AGAINST
     THE PRENTICE FINANCING PROPOSALS AND FOR NEWCASTLE'S DIRECTOR NOMINEES

       ISS REJECTS THE PRENTICE FINANCING WHICH WOULD, IF APPROVED, RESULT
    IN A CHANGE IN CONTROL AT WHITEHALL WITHOUT A PREMIUM TO ALL SHAREHOLDERS

         DALLAS, TX - JANUARY 10, 2006 - Newcastle Partners, L.P. announced that
Institutional  Shareholder  Services (ISS) has recommended that its clients vote against the proposals put forth by Whitehall Jewellers, Inc (Pink Sheets : JWLR)
in connection  with a series of financing  transactions  with  investment  funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P.
ISS has  also  recommended  that  Whitehall  shareholders  reject  the  Prentice nominees and vote for the Newcastle nominees.

         Specifically,   ISS   has   recommended   that   Whitehall   Jewellers'
stockholders  vote,  using  Newcastle's  GREEN proxy card,  AGAINST the proposed issuance of shares of Whitehall  common stock to the Prentice  Group pursuant to the terms of the proposed  financing,  AGAINST the proposal  regarding a reverse stock split that would  facilitate  the  issuance of shares  under the  Prentice financing transaction, and FOR Newcastle's director nominees.

         If elected,  the Newcastle  directors  will  represent  five seats on a nine-member  board.  The Newcastle  directors  will,  subject to their fiduciary duties, recommend that the Whitehall directors remove Whitehall's impediments to the offer like the poison pill and approve  Newcastle's  tender offer to acquire all of the outstanding shares at $1.50 cash.

         In reaching  its  decision to  recommend a vote  AGAINST the  financing proposals and for the Newcastle  nominees,  the ISS report stated: "The critical issue in this contest is which  alternative  will  maximize  shareholder  value:
....Newcastle's $1.50 offer if consummated would, on the other hand, provide

                                     -more-

immediate  liquidity  to  shareholders  at a premium to market."  ISS went on to point out that "the terms of the Prentice  Financing,  if approved,  will have a dilutive  impact on shares  outstanding  resulting in a change in control of the company with no premium offered to shareholders."

         "We are pleased that ISS, the nation's  largest  proxy voting  advisory service,  recommends that stockholders vote against the financing  proposals put forth by Whitehall," stated Mark Schwarz, managing member of Newcastle Partners.
"We believe  that it is in the best  interests of  stockholders  to vote for our nominees  and against  Proposals  2 and 3 on our GREEN  proxy card,  in order to prevent  Prentice  and  Holtzman  from  obtaining  control of 87% of the company without paying a fair premium to all Whitehall shareholders."

         Mr. Schwarz further stated: "We believe our offer provides  Whitehall's shareholders  with a clearly superior  alternative to the Prentice  transaction.
With the elimination of the financing  contingency  condition from our offer, we do not  understand  how the Board can justify  selling up to 87% of Whitehall to
Prentice for as little as $.75 per share rather than  allowing  shareholders  to receive $1.50 per share now."

         Newcastle, through its whole-owned subsidiary,  commenced a cash tender offer to purchase  all of the  outstanding  shares of  Whitehall  on December 5,
2005. On January 4, 2006,  Newcastle  announced that it was increasing its offer price to $1.50 per share,  extending the  termination  date of the offer to 5:00 pm, New York City time on Friday, January 27, 2006 and eliminating or amending a number of conditions  to its offer.  Newcastle now believes that the majority of the remaining  conditions are now solely in control of the Board of Directors of
Whitehall.

         ISS  is  a   leading   proxy   advisory   firm  that   provides   proxy
recommendations  on mergers,  restructurings  and election contests to more than
750  institutional  investors,  mutual  funds,  public  pension  funds and other fiduciaries.

         If  shareholders  have any questions  with respect to voting,  they are directed to call MacKenzie  Partners,  Newcastle  Partners'  proxy  solicitor at
1-800-322-2885, or collect at 1-212-929-5500.

         The  solicitation  and the  offer to buy  Whitehall  Jewellers,  Inc.'s common  stock is only  made  pursuant  to the  Offer  to  Purchase  and  related materials that  Newcastle  Partners,  L.P. and JWL  Acquisition  Corp.  filed on
December 5, 2005, as amended December 22, 2005, January 4, 2006, January 5, 2006 and January 9, 2006.  Stockholders should read the Offer to Purchase and related materials  carefully because they contain important  information,  including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related  materials free at the SEC's website at www.sec.gov,  from MacKenzie
Partners, the Information Agent for the offer, or from Newcastle Partners, L.P.

                                     -more-

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Newcastle Partners, L.P. ("Newcastle"), together with the other Participants (as defined below),  has made a definitive  filing with the SEC of a proxy statement
(the "Definitive  Proxy  Statement") and  accompanying  proxy card to be used to solicit votes against  proposals of Whitehall  Jewellers,  Inc. (the  "Company")
relating to a pending financing  transaction  between the Company and investment funds  managed by Prentice  Capital  Management,  L.P. and Holtzman  Opportunity
Fund,  L.P. and for the election of its slate of director  nominees at a special meeting of stockholders scheduled for January 19, 2006 (the "Special Meeting").

NEWCASTLE  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY STATEMENT
AND OTHER  PROXY  MATERIALS  RELATING  TO THE  SPECIAL  MEETING  AS THEY  BECOME
AVAILABLE BECAUSE THEY CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE
AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION,
THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS,
WITHOUT  CHARGE,  UPON  REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE
PARTICIPANTS'  PROXY  SOLICITOR,  MACKENZIE  PARTNERS,  INC.,  AT ITS  TOLL-FREE
NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE  PROXY  SOLICITATION  ARE  NEWCASTLE  PARTNERS,  L.P.,
NEWCASTLE  CAPITAL  MANAGEMENT,   L.P.,  NEWCASTLE  CAPITAL  GROUP,  L.L.C,  JWL
ACQUISITION  CORP., MARK E. SCHWARZ,  STEVEN J. PULLY,  JOHN P. MURRAY,  MARK A.
FORMAN AND CLINTON J. COLEMAN (THE  "PARTICIPANTS").  INFORMATION  REGARDING THE
PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE
13D JOINTLY  FILED WITH THE SEC ON APRIL 19, 2005,  AS  SUBSEQUENTLY  AMENDED ON
JULY 7, 2005, OCTOBER 27, 2005,  NOVEMBER 30, 2005,  DECEMBER 5, 2005,  DECEMBER
14,  2005,  DECEMBER  29,  2005,  JANUARY  5, 2006 AND  JANUARY  9, 2006 AND THE
DEFINITIVE PROXY STATEMENT.

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